    NUMBER                                                    UNITS

U-__________

 SEE REVERSE FOR
CERTAIN DEFINITIONS      CHINA MINERAL ACQUISITION CORPORATION

                                                          CUSIP

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS EACH TO PURCHASE
ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT
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is the owner of                                                           Units.
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Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of China Mineral Acquisition Corporation, a Delaware
corporation (the "Company"), and two warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of the Company's completion of a business combination or ______________, 2005 and will expire unless exercised before 5:00 p.m., New York City Time, on
____________, 2009, or earlier upon redemption (the "Expiration Date"). The
Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2004, subject to earlier separation in the discretion of Broadband Capital Management LLC. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2004, between the Company and Continental Stock Transfer & Trust Company, as Warrant
Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are
available to any Warrant holder on written request and without cost.

     This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

     Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By

                     CHINA MINERAL ACQUISITION CORPORATION

                                   CORPORATE

                                   SEAL 2004

                                    DELAWARE

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               Chief Executive Officer                                Secretary

                      CHINA MINERAL ACQUISITION CORPORATION

     The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT - ____ Custodian _____
TEN ENT - as tenants by the entireties                    (Cust)         (Minor)
JT TEN -  as joint tenants with right         under Uniform Gifts to Minors
          of survivorship and not as          Act ______________
          tenants in common                          (State)

Additional Abbreviations may also be used though not in the above list.

     For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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                                                                           Units
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represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                        Attorney
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to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated
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                                    NOTICE: The signature to this assignment
                                    must correspond with the name as written
                                    upon the face of the certificate in every
                                    particular, without alteration or
                                    enlargement or any change whatever.

Signature(s) Guaranteed:

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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO
S.E.C. RULE 17Ad-15.